The Bond Fund of America, Inc. 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

JOHN H. SMET, President and Principal Executive Officer, and ARI M. VINOCOR, Treasurer and Principal Financial Officer of The Bond Fund of America, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended June 30, 2010 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE BOND FUND OF AMERICA, INC.	THE BOND FUND OF AMERICA, INC.

/s/ John H. Smet	/s/ Ari M. Vinocor
John H. Smet, President	Ari M. Vinocor, Treasurer

Date: August 31, 2010	Date: August 31, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE BOND FUND OF AMERICA, INC. and will be retained by THE BOND FUND OF AMERICA, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.